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                                                                   Exhibit 10.28
                                                                   -------------



                                    POP-BTP
                          SPECIAL BUSINESS PROVISIONS

                                    between

                              THE BOEING COMPANY

                                      and

                     Pacific Aerospace & Electronics, Inc
                             U.S. Aerospace Group
                           European Aerospace Group



                                 POP-65323-0519
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                               TABLE OF CONTENTS
                               -----------------

TITLE PAGE
TABLE OF CONTENTS
AMENDMENT PAGE
RECITAL PAGE

1.0       DEFINITIONS................................................................................   7

2.0      CONTRACT FORMATION..........................................................................   7
         2.1       Order.............................................................................   7
         2.2       Entire Agreement..................................................................   7
         2.3       Incorporated by Reference.........................................................   7
         2.4       Order of Precedence...............................................................   8

3.0       PERIOD OF PERFORMANCE AND PRICES...........................................................   9
         3.1       Performance.......................................................................   9
                   3.1.1       Period of Performance.................................................   9
         3.2       Pricing...........................................................................   9
                   3.2.1       Product Pricing.......................................................   9
                   3.2.2       Manufacturing Configuration...........................................   9
                   3.2.3       Packaging.............................................................   9

4.0       GOVERNING QUALITY ASSURANCE REQUIREMENTS...................................................   9

5.0       APPLICABLE LAW.............................................................................   10

6.0       PRODUCT SUPPORT AND ASSURANCE..............................................................   10
         6.1       Warranty..........................................................................   10

7.0       PAYMENT....................................................................................   10
         7.1       Recurring Price...................................................................   10
         7.2       Non-Recurring Price/Special Charges...............................................   11

8.0       ACCELERATION/DECELERATION AT NO COST.......................................................   11

9.0       NOTICES....................................................................................   11
         9.1       Addresses.........................................................................   11

10.0      OBLIGATION TO PURCHASE AND SELL............................................................   11

11.0      COST AND PERFORMANCE VISIBILITY............................................................   12

12.0      CHANGE PROVISIONS..........................................................................   13
         12.1      Reserved..........................................................................   13
         12.2      Computation of Equitable Adjustment...............................................   13
         12.3      Obsolescence......................................................................   13
         12.4      Change Absorption (Non-recurring/Recurring).......................................   13
                   12.4.1     Prior to 100% Engineering Release (Drawing Revision Level New).........   13

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

                  12.4.2     Subsequent to 100% Engineering Release..................................   14
         12.5     Planning Schedule..................................................................   14
12.6              Supplier Cost Reduction Initiatives................................................   14
                  12.6.1     Continuous Cost Improvement Process.....................................   14
                  12.6.2     Continuous Improvement Initiatives......................................   15
                  12.6.2.1   Submission of Cost Reduction Proposal...................................   15
                  12.6.2.2   Acceptance and Cost Sharing.............................................   16
         12.7     Reduction in Quantity to be Delivered..............................................   16
         12.8     Critical Manufacturing Reorder Lead-Time...........................................   16

13.0      SPARES AND OTHER PRICING...................................................................   16
         13.1     Spares.............................................................................   16
                  13.1.1     Spares Support..........................................................   17
                  13.1.2     Reclassification or Re-exercises........................................   18
                  13.1.3     Spare Pricing...........................................................   18
                  13.1.3.1   Aircraft On Ground (AOG), Critical Spares and POA Requirement...........   18
                  13.1.3.2   Expedite Spare (Class 1)................................................   18
                  13.1.4     Spares Special Handling.................................................   18
         13.2     Expedite of Production Requirements................................................   19
         13.3     Tooling............................................................................   19
                  13.3.1      Responsible Party......................................................   19
                  13.3.2      Boeing Furnished Tooling...............................................   19
         13.4     Pricing of Boeing's Supporting Requirements........................................   19
         13.5     Pricing of Requirements for Modification or Retrofit...............................   20
         13.6     Pricing of Similar Products........................................................   20

14.0      STATUS REPORTS/REVIEWS.....................................................................   20

15.0     INTERNATIONAL COOPERATION...................................................................   20
         15.1     Market Access and Sales Support....................................................   20
         15.2     Offset Assistance..................................................................   21

16.0      BOEING FURNISHED MATERIAL/SUPPLIER BANKED MATERIAL.........................................   21

17.0      PARTICIPATION..............................................................................   21
         17.1     Other Boeing Entities..............................................................   21
         17.2     Boeing Subcontractors/Suppliers....................................................   22
         17.3     Notification of Contract...........................................................   22
         17.4     Notification of Price Reductions...................................................   22

18.0      INVENTORY AT CONTRACT COMPLETION...........................................................   22

19.0      OWNERSHIP OF INTELLECTUAL PROPERTY.........................................................   23
         19.1     Technical Work Product.............................................................   23

         19.2     Inventions and Patents.............................................................   23
         19.3     Works of Authorship and Copyrights.................................................   23
         19.4     Pre-Existing Inventions and Works of Authorship....................................   23

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
          19.5   Inapplicability..........................................   23

20.0      ADMINISTRATIVE AGREEMENTS.......................................   23

21.0      GUARANTEED WEIGHT REQUIREMENTS..................................   23

22.0      SELLER DATA REQUIREMENTS........................................   23

23.0      DEFERRED PAYMENT................................................   23

24.0      SOFTWARE PROPRIETARY INFORMATION RIGHTS.........................   23

25.0      CONFIGURATION CONTROL...........................................   23

26.0      INFRINGEMENT....................................................   24

27.0      RAW MATERIAL PROGRAM............................................   24

Signature Page

Attachment 1      Work Statement and Pricing
Attachment 1A     Continuous Cost Improvement Goals
Attachment 2      Foreign Procurement Report
Attachment 3      Rates and Factors
Attachment 4      Boeing AOG Coverage
Attachment 5      Boeing AOG/Critical Shipping Notification
Attachment 6      RESERVED
Attachment 7      RESERVED
Attachment 8      Commodity Listing and Terms of Sale
Attachment 9      Cost and Performance Reviews
Attachment 10     Quality Assurance Requirements

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                                   AMENDMENTS
                                   ----------

-------------------------------------------------------------------------------
Amend           Description                                   Date     Approval
Number
--------------------------------------------------------------------------------
  1             Attachment 1C changed wording for (1)         1-5-00






--------------------------------------------------------------------------------
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                                                                   ATTACHMENT 1C

AUBURN - AEROMET AMERICA CASTING DIVISION

                                                                 Range for
Part Number      Model        Nomenclature       Unit Price      Unit Price (2)
-------------------------------------------------------------------------------

*                *            *                  *               *
*                *            *                  *               *
*                *            *                  *               *
*                *            *                  *               *
*                *            *                  *               *
*                *            *                  *               *
*                *            *                  *               *
*                *            *                  *               *(1)
*                *            *                  *               *(1)

(1) [The pricing may be adjusted for quantity, this will be verified by Boeing and PA&E]+ $2000 Minimum Order
(2) Unit Price based on Quantity ordered

+The bracketed language was lined through in the original contract.

--------------------
         *Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.

                                       5
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                                  AMENDMENTS
                                  ----------

--------------------------------------------------------------------------------
Amend           Description                                Date        Approval
Number
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
                                       5

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                          SPECIAL BUSINESS PROVISIONS
                          ---------------------------

THESE SPECIAL BUSINESS PROVISIONS (SBP) are entered into as of December 20, 1999 by and between Pacific Aerospace & Electronics, Inc, a Washington corporation with its principal office in Wenatchee, WA ("Seller"), and The Boeing Company, a Delaware corporation acting by and through its Boeing Commercial Airplane Group, Boeing North American, Incorporated, a Delaware corporation, McDonnell Douglas Corporation, a Maryland corporation, and Boeing-Oak Ridge Company, a Delaware corporation (collectively and individually "Boeing").

                                    RECITALS
                                    --------

   A. Boeing and Seller entered into a General Terms Agreement ("GTA") for the sale by Seller and purchase by Boeing of Products.

   B. Boeing and Seller desire to enter into these Special Business Provisions ("SBP") relating to the sale by Seller and purchase by Boeing of Products.

Now, therefore, in consideration of the mutual covenants set forth herein, the parties agree as follows:

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                          SPECIAL BUSINESS PROVISIONS
                          ---------------------------

1.0       DEFINITIONS

The definitions used herein are the same as used in the GTA.

2.0       CONTRACT FORMATION

2.1       Order

Any Order to which these SBP shall apply shall include a statement incorporating this SBP by reference.

Each Order incorporating this SBP by any method listed above will be governed by and be deemed to include the provisions of this SBP.

2.2       Entire Agreement

The Order sets forth the entire agreement, and supersedes any and all other prior agreements understandings and communications between Boeing and Seller related to the subject matter of an Order. The rights and remedies afforded to Boeing or Customers pursuant to any provisions of an Order are in addition to any other rights and remedies afforded by any other provisions of this Order, by law or otherwise.

2.3       Incorporated by Reference

General Terms Agreement ("GTA") BCA-65323-0458 dated December 20, 1999 (the "Agreement") is incorporated in and made a part of this SBP by this reference.

In addition to any other documents incorporated elsewhere in this SBP or GTA by reference, the following documents are incorporated in and made a part of this SBP by reference with full force and effect, as if set out in full text.

PUGET SOUND
-----------

Boeing Document D33200 "Boeing Suppliers' Tooling Document"

Boeing Document D953W001, "General Operations Requirements Document For Suppliers - External/Internal Suppliers/Program Partners"

Boeing Document M6-1025 Volume II, "Supplier Part Protection Guide"

Boeing Document D6-81628, "Shipping Label, Barcoded Preparation and Placement"

WICHITA
-------

Boeing Document D33200 "Boeing Suppliers' Tooling Document"

Boeing Document D953W001, "General Operations Requirements Document For Suppliers - External/internal Suppliers/Program Partners"

                                       7
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Boeing Document M6-1025 Volume II, "Supplier Part Protection Guide"

Boeing Document D6-81628, "Shipping Label, Barcoded Preparation and Placement"

2.4       Order of Precedence

In the event of a conflict or inconsistency between any of the terms of the following documents, the following order of precedence shall control:

   A. These Special Business Provisions ("SBP") (excluding all documents listed below), then

   B. General Terms Agreement ("GTA") (excluding all documents listed elsewhere on this listing), then

   C. Purchase Contract, if any, then

   D. Order (excluding all documents listed elsewhere on this listing), then

   E. The Design Change Transmittal, or the Flysheet 9, if any, then

   F. The Subcontracted Parts - Revision, Authorization, and Transmittal ("SPRAT"), if any, then

   G. Engineering Drawing by Part Number and, if applicable, related Outside Production, Specification Plan (OPSP), Specification Plan Detail (SPCD) or Supplier Specification Plan (SSP) then

   H. All documents incorporated by reference in Attachment 10, Quality Assurance Requirement, of this SBP, and Document D1-4426 which is incorporated by reference by clause 28.1 of the GTA, then

   I. All documents incorporated by reference in Section 6.0, Product Support and Assurance, of this SBP, then

   J. Administrative Agreement, if any, then

   K. Any other Boeing generated exhibits, attachments, forms, flysheets, codes or documents the parties agree shall be part of the Agreement, then lastly

   L. Any Seller generated documents the parties agree shall be part of the Agreement.

In resolving any such conflicts, these documents shall be read as a whole and in a manner most likely to accomplish its purposes.

Seller shall promptly report to Boeing in writing any inconsistencies in these documents, even if the inconsistency is resolvable using the above rules.

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3.0       PERIOD OF PERFORMANCE AND PRICES

3.1       Performance

3.1.1     Period of Performance

Except as otherwise provided below, the period of performance for this SBP shall be for delivery of Products beginning on January 1, 2000 and ending on December 31, 2004.

3.2       Pricing

3.2.1     Product Pricing

The prices of Products ordered under this SBP are set forth in Attachment 1. Prices are in United States Dollars. F.O.B. point is as follows: Seller's Plant.

3.2.2     Manufacturing Configuration

Unit pricing for each Product or part number shown in Attachment 1 is based on the latest revisions of the engineering drawings or specifications at the time of the signing of this SBP.

3.2.3     Packaging

The prices shown in Attachment 1 include all packaging costs. Seller shall package Product in accordance with the applicable requirements set forth in SBP
Section 2.3 for the location issuing the Order. In the case of Products to be shipped directly to Customers, A.T.A. Specification 300 "Specification for Packaging of Airline Supplies" shall apply unless otherwise directed by Boeing.

4.0       GOVERNING QUALITY ASSURANCE REQUIREMENTS

In addition to those general quality assurance requirements set forth in GTA, the work performed under this SBP shall be in accordance with the requirements set forth in Attachment 10.

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5.0       APPLICABLE LAW

This contract shall be governed by the laws of the State of Washington. No consideration shall be given to Washington's conflict of law rules. This contract excludes the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Seller hereby irrevocable consents to and submits itself exclusively to the jurisdiction of the applicable courts of King County Washington and the federal courts of Washington State for the purpose of any suit, action or other judicial proceeding arising out of or connected with any Order or the performance or subject matter thereof. Seller hereby waives and agrees not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Seller is not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

6.0       PRODUCT SUPPORT AND ASSURANCE

6.1       Warranty

Seller acknowledges that Boeing and Customers must be able to rely on each Product performing as specified and that Seller will provide all required support. Accordingly, the following provisions, including documents, if any, set forth below are incorporated herein and made a part hereof:

"Boeing Designed, Sub-Contracted Products Manufacturers Warranty" Boeing
 -----------------------------------------------------------------------
Document M6-1124-3,
-------------------

Boeing may choose initially not to extend the Seller's full warranty of Product to Customers. This action shall in no way relieve Seller of any obligation set forth in the warranty documents listed above. Boeing, at its sole discretion, may extend Seller's full warranty of Product to its Customers at any time. Furthermore, Seller agrees to support the Product as long as any aircraft using or supported by the Product remains in service.

7.0       PAYMENT

7.1       Recurring Price

Unless otherwise provided under the applicable Order or written agreement between the parties, payment shall be net thirty (30) calendar days.

Except as otherwise provided on applicable Order identifying Pay-From Receipt, payment due dates, including discount periods, shall be computed from (a) the date of receipt of the Product, (b) the date of receipt of a correct (proper) invoice or (c) the scheduled delivery date of such Product, whichever is last. Unless freight and other charges are itemized, any discount shall be taken on the full amount of the invoice. All payments are subject to adjustment for shortages, credits and rejections.

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7.2       Non-Recurring Price/Special Charges

Unless otherwise provided in the applicable Order, any non-recurring price payable by Boeing under Attachment 1 will be paid within the term discount period or thirty (30) calendar days (whichever is later) after receipt by Boeing of both acceptable Products and a correct invoice and where required, a completed certified tool list (CTL).


8.0       ACCELERATION/DECELERATION AT NO COST

Notwithstanding GTA Section 10.0, Boeing may revise the delivery schedule without additional cost or change to the unit price stated in the applicable Order if (a) the delivery date of the Product under such Order is on or before the last date of contract, if applicable, and (b) Boeing provides Seller with written notice of such changes.

9.0       NOTICES

9.1       Addresses

For all matters requiring the approval or consent of either party, such approval or consent shall be requested in writing and is not effective until given in writing. With respect to Boeing, authority to grant approval or consent is limited to Boeing's Procurement Representative. Notices and other communications shall be given in writing by personal delivery, United States mail, express delivery, facsimile, or electronic transmission addressed to the respective party as follows:

          To Boeing:  Attention: Bonnie Frederick      Mail Code: 38-KX
                      BOEING COMMERCIAL AIRPLANE GROUP
                      MATERIEL DIVISION
                      P.O. Box 3707
                      Seattle, Washington 98124-2207


          To Seller:  Attention: Werner Hafelfinger
                      Pacific Aerospace & Electronics, Inc
                      U.S. Aerospace Group
                      European Aerospace Group
                      430 Olds Station Rd
                      Wenatchee, WA 98801

10.0      OBLIGATION TO PURCHASE AND SELL

Boeing and Seller agree that in consideration of the prices set forth under Attachment 1, Boeing shall issue Orders for Products from time to time to Seller for all Boeing's requirements. Such Products shall be shipped at any scheduled rate of delivery, as determined by Boeing, and Seller shall sell to Boeing Boeing's requirements of such Products, provided that, without limitation on Boeing's right to determine its

                                       11
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requirements, Boeing shall not be obligated to issue any Orders for any given
Product if:

   A. Any of Boeing's customers specifies an alternate product;

   B. Such Product is, in Boeing's reasonable judgment, not technologically competitive at any time, for reasons including but not limited to the availability of significant changes in technology, design, materials, specifications, or manufacturing processes which result in a reduced price or weight or improved appearance, functionality, maintainability or reliability;

   C. Boeing gives reasonable notice to Seller of a change in any of Boeing's aircraft which will result in Boeing no longer requiring such Product for such aircraft;

   D. Seller has materially defaulted in any of its obligations under any Order, whether or not Boeing has issued a notice of default to Seller pursuant to GTA Section 13.0; or,

   E. Boeing reasonably determines that Seller cannot support Boeing's requirements for Products in the amounts and within the delivery schedules Boeing requires.

   F. For the Products specifically designated as applicable to this clause in Attachment 1, Boeing gives at least ninety (90) days notice to Seller of Boeing's decision to manufacture the Products itself rather than purchase the Products from Seller.

For purposes of this Section 10.0, Boeing is defined as those organizations, divisions, groups or entities set forth specifically in Attachment 1.

Seller represents and warrants to Boeing that discounts offered fairly reflect manufacturing, selling, or delivery cost savings resulting from this quantity sale and that such discounts are reasonably available to all other purchasers.

11.0      COST AND PERFORMANCE VISIBILITY

When requested by Boeing, Seller shall provide all necessary cost support data, source documents for direct and indirect costs, and assistance at the Seller's facility in support of cost and performance reviews performed by the parties pursuant to cost reduction initiatives as set forth in SBP Section 12.6.

The Cost and Performance Review (CPR) process is the tool which the parties will use to measure Seller's performance to the goals and objectives of Boeing as set forth in SBP Section 12.6. Boeing and Seller shall implement a structured process called CPR to review and identify areas, processes and strategies to improve, reduce or eliminate which will result in the desired effect of reducing costs and/or improving cycle times for the Product(s) set forth in this SBP. The CPR process will address those activities which are a direct result of both parties involvement. Seller will provide the resources

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and data sufficient to support the CPR process in accordance with the structure set forth in Attachment 9.

12.0      CHANGE PROVISIONS

12.1      Reserved

12.2      Computation of Equitable Adjustment

The Rates and Factors set forth in Attachment 3, which by this reference is incorporated herein, shall be used to determine the equitable adjustment, if any, (including equitable adjustments, if any, in the prices of Products to be incorporated in Derivative Aircraft), to be paid by Boeing pursuant GTA Section
10.0 for each individual change.

12.3      Obsolescence

Seller may not submit a claim for obsolete material or Product resulting from an individual change order that has a total claim value of Two Thousand Five Hundred Dollars $2,500.00 or less.

12.4      Change Absorption (Non-recurring/Recurring)

12.4.1    Prior to 100% Engineering Release (Drawing Revision Level New)

Notwithstanding the provisions of GTA Section 10.0, no equitable adjustment in the prices or schedules of any Order shall be made for any change initiated by Boeing made prior to the date on which all engineering drawings that change the technical requirements, descriptions, specifications, statement of work, drawing or designs ("Technical Change(s)") have been released by Boeing ("100% Engineering Release") provided, that an equitable adjustment shall be made for:

   A. Any Technical Change which is a change between raw material
                                             -------
      classifications such as a change from aluminum to steel or titanium to plastic. Not included as a Technical Change for purposes of this Section are changes within a raw material classification such as a change from
                  ------
      7050 Aluminum to 7075 Aluminum;

   B. Any Technical Change which adds or deletes a process specification including but not limited to chem milling, chrome plating, anodizing, painting, priming and heat treating.

Claims for equitable adjustment for Technical Changes shall be submitted in writing within thirty (30) days after 100% Engineering Release.

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12.4.2    Subsequent to 100% Engineering Release

Notwithstanding the provisions of GTA Section 10.0, no equitable adjustment shall be made to the recurring or non-recurring prices after the date of 100% Engineering Release for any change initiated by Boeing unless the value of such change (debit or credit) is greater than or equal to two percent (2%) of the then current unit price for the Product (recurring) or is greater than or equal to two percent (2%) of the total then current nonrecurring price as set forth in Attachment 1. For purposes of this Section, the then current unit price or total nonrecurring price shall be the price identified in Attachment 1 plus any and all price adjustments agreed to previously by the parties.

Claims shall be made individually for each Product and for each change. Each claim shall be considered separately for application of the two percent (2%) threshold. Changes may not be combined for the purposes of exceeding the two percent (2%) threshold set forth herein.

12.5      Planning Schedule

Any planning schedule, forecast, or any such quantity estimate provided by Boeing shall be used solely for production planning. Boeing may purchase Products in different quantities and specify different delivery dates as necessary to meet Boeing's requirements. Any such estimate shall be subject to adjustment from time to time, and such adjustment shall not constitute a change under GTA Section 10.0 nor a termination under GTA Section 12.0.

12.6      Supplier Cost Reduction Initiatives

12.6.1    Continuous Cost Improvement Process

The timely implementation of the Continuous Cost Improvement Process (CCIP) is a material duty of the Seller. The CCIP is an ongoing, year-after-year plan to achieve cost reductions. The goal is to work together to reduce prices, while maintaining or improving market share, margins, profits, and quality levels, and meeting schedule and other contractual requirements. The implementation of the CCIP requires establishing cost improvement targets, developing and agreeing on a cost improvement plan, implementation of the plan by the Seller, regular review and status reporting with the Procurement Representative, appropriate support from the Procurement Representative, and corrective action as necessary to meet the cost improvement targets.

Boeing may assist Seller in this effort in the areas such as Lean Manufacturing, Advanced Quality System, the Accelerated Improvement Workshop (AIW), value engineering and other initiatives. Seller is not limited to the Boeing initiatives and may implement any improvement consistent with the requirements of the orders.

Boeing and Seller agree to establish CCIP target price reductions, and delivery and quality performance goals, on or before December 1 of each year for the period of performance of this SBP. Said target price reductions; delivery and quality performance goals shall be set out in Attachment 1A, "Continuous Cost Improvement Goals".

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12.6.2       Continuous Improvement Initiatives

Boeing and Seller agree to work together to identify continuous improvement initiatives which:

   A. Affect the manufacturing and assembly process at Seller's facilities and Seller's subcontractor facilities;

   B. Reduce Boeing's product weight without impairing any essential functions or characteristics of the product;

   C. Decrease Seller's costs or produce a net reduction in the cost to Boeing of installation, operation, maintenance or production of the Product; and/or improve producibility, reliability, expected life, or maintainability of the product.

Proposed changes shall not impair any essential functions or characteristics of the Products or Tooling.

12.6.2.1     Submission of Cost Reduction Proposal

Proposals shall be submitted to Boeing's Procurement Representative. Boeing shall not be liable for any delay in acting upon a proposal. Boeing's decision to accept, postpone, or reject any proposal shall be final. If there is a delay and the net result in savings no longer justifies the investment, Boeing and Seller will not be obligated to proceed with the initiative. Seller has the right to withdraw, in whole or in part, any proposal not accepted by Boeing within the time period specified in Seller's proposal. Seller shall submit, as a minimum, the following information with the proposal:

   A. Description of the difference between the existing requirement and the proposed change and the comparative advantage and disadvantages of each;

   B. The specific requirements which must be changed if the proposal is adopted;

   C. The cost savings and Seller's implementation costs;

   D. An implementation schedule, including need dates for any Boeing actions and the time by which a proposal must be approved so as to obtain the maximum cost reduction.

Seller shall include with each proposal verifiable cost records and other data as required by Boeing for proposal review and analysis. Each party shall be responsible for its own implementation costs.

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12.6.2.2    Acceptance and Cost Sharing

Boeing may accept, in whole or in part, any continuous improvement initiative proposal by issuing a change order. Until such change has been issued, Boeing and Seller shall remain obligated to perform in accordance with the terms and requirements of the Order. Where Boeing and Seller identify areas of improvement, beyond those previously anticipated, identified and documented in the contract price, the parties will determine the amount of savings which will result from the improvements and share the savings. Where a saving is identified and documented, the parties agree to reduce the Product unit price. Seller suggestions disapproved by Boeing may be given due consideration in achievement


12.7        Reduction in Quantity to be Delivered

NOT APPLICABLE

12.8        Critical Manufacturing Reorder Lead-Time

Critical Manufacturing Reorder Lead-time (CMROLT) shall be identified in Attachment 1 by part number for the items listed herein. As defined in this SBP, Critical Manufacturing Reorder Lead-time shall include administrative and manufacturing (including queue, setup, run and move) lead times. CMROLT is the minimum number of calendar days prior to delivery date, that Boeing can issue a purchase order release for a line delivery quantity against a Purchase Contract.

The CMROLT defined herein shall be fixed and guaranteed by the Seller, and may only be revised upon written notice to the Boeing contract Administrator.

Seller shall not manufacture or fabricate items in advance of the CMROLT required to comply with the delivery schedule of any subsequent Purchase Order(s). Notwithstanding any other provision of this SBP, Seller is not entitled to any equitable adjustment or other modification of any Purchase Order(s) for any manufacture, fabrication or procurement of products not in conformity with the requirement so this SBP without first obtaining written consent o the contract Administrator. Nothing in this Clause shall be construed as relieving Seller of any of its obligations under this SBP or any subsequent Purchase Contract(s) and/or Order(s).

13.0        SPARES AND OTHER PRICING

13.1        Spares

For purposes of this Section, the following definitions shall apply:

   A. AIRCRAFT ON GROUND (AOG) - means the highest Spares priority. Seller will expend best efforts to provide the earliest possible shipment of any Spare designated AOG by Boeing. Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium

                               [LOGO OF BOEING]

      transportation. Seller shall specify the delivery date of any such AOG Spare within two (2) hours of receipt of an AOG Spare request.

   B. CRITICAL - means an imminent AOG work stoppage. Seller will expend best efforts to provide the earliest possible shipment of any Spare designated Critical by Boeing. Such effort includes but is not limited to working two
      (2) shifts a day, five (5) days a week and use of premium transportation. Seller shall specify the delivery date of any such Critical Spare within the same working day of receipt of a Critical Spare request.

   C. EXPEDITE (CLASS I) - means a Spare required in less than Seller's normal leadtime. Seller will expend best efforts to meet the requested shipment date. Such effort includes but is not limited to working overtime and use of premium transportation.

   D. ROUTINE (CLASS III) - means a Spare required in Seller's normal leadtime.

   E. POA REQUIREMENT (POA) - means any detail component needed to replace a component on an End Item Assembly currently in Boeing's assembly line process. Seller shall expend best efforts to provide the earliest possible delivery of any Spare designated as POA by Boeing. Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation. Seller shall specify the delivery date of any such POA within two (2) hours of a POA request.

   F. IN-PRODUCTION - means any Spare with a designation of AOG, Critical, Expedite, Routine, POA or End Item Assembly which is in the current engineering configuration for the Product and is used on a model aircraft currently being manufactured by Boeing.

   G. NON-PRODUCTION REQUIREMENTS - means any Spare with a designation of AOG, Critical, Expedite and Routine requirements which is used on model aircraft no longer being manufactured by Boeing (Post Production) or is in a non-current engineering configuration for the Product (Out of Production).

   H. BOEING PROPRIETARY SPARE - means any Spare which is manufactured (i) by Boeing, or (ii) to Boeing's detailed designs with Boeing's authorization or (iii) in whole or in part using Boeing's Proprietary Materials.

13.1.1     Spares Support

Seller shall provide Boeing with a written Spares support process describing Seller's plan for supporting AOG and Critical commitments and manufacturing support. The process must provide Boeing with the name and number of a twenty-four (24) hour contact for coordination of AOG, Critical requirements. Such contact shall be equivalent to the coverage provided by Boeing to its Customers as outlined in Attachment 4 "Boeing AOG Coverage".

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                               [LOGO OF BOEING]

Seller shall notify Boeing as soon as possible via fax, telecon, or as otherwise agreed to by the parties of each AOG and Critical requirement shipment using the form identified in Attachment 5 "Boeing AOG and Critical Shipping Notification". Such notification shall include time and date shipped, quantity shipped, Order, pack slip, method of transportation and air bill if applicable. Seller shall also notify Boeing immediately upon the discovery of any delays in shipment of any requirement and identify the earliest revised shipment possible.

13.1.2     Reclassification or Re-exercises

Boeing may instruct Seller to re-prioritize or reclassify an existing requirement in order to improve or otherwise change the established shipping schedule. Seller shall expend the effort required to meet the revised requirement as set forth above in the definitions of the requirements. Seller's commitment of a delivery schedule shall be given in accordance with that set forth above for the applicable classification but in no case shall it exceed twenty-four (24) hours from notification by Boeing.

13.1.3     Spare Pricing

Except as set forth in subsections 13.1.3.1 and 13.1.3.2 below, the price for Boeing Proprietary Spare(s) shall be the same as the production price for the Products as listed on Attachment 1, in effect at the time the Spare(s) are ordered. Detail parts shall be priced so that the sum of the prices for all detail parts of a kit or End Item Assembly equals the applicable recurring portion of the kit or End Item Assembly.

13.1.3.1   Aircraft On Ground (AOG), Critical Spares and POA Requirement

The price for AOG and Critical Spares and POA requirements shall be the price for such Products listed on Attachment 1 in effect when such Spares are ordered. multiplied by a factor not to exceed 1.07.

13.1.3.2   Expedite Spare (Class 1)

The price for Expedite Spares shall be the price for such Products listed on Attachment 1 in effect when such Spares are ordered. multiplied by a factor not to exceed 1.05.

13.1.4     Spares Special Handling

The price for all effort associated with the handling and delivery of Spare(s) is deemed to be included in the price for such Spare(s). If Boeing directs delivery of Spares to a place other than the F.O.B. point as designated in
Section 3.2.1, Boeing shall reimburse Seller for shipping charges, including insurance, paid by Seller from the plant to the designated place of delivery which exceed the cost of shipping to the F.O.B. point. Such charges shall be shown separately on all invoices.

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13.2      Expedite of Production Requirements

Any expedite charges to be paid for short flow production requirements shall be pre-approved by the Procurement Representative. Seller shall provide data to verify expedite charges. If Seller fails to meet their committed delivery, Boeing shall not be obligated to pay the agreed upon amount.

13.3      Tooling

13.3.1    Responsible Party

Seller shall absorb all costs associated with non-accountable tooling manufactured and/or purchased by Seller necessary for the manufacture and delivery of the Products including but not limited to rework, repair, replacement and maintenance of the tooling. Seller shall not use tools, which contain, convey, embody, or were made in accordance with or by reference to any Proprietary Information and Materials of Boeing, to manufacture parts for anyone other than Boeing without the prior written authorization of Boeing.

When Boeing agrees to pay for Tooling to support the manufacture and delivery of applicable Product(s) identified herein, the amount shall be set forth in Attachment 1. The costs of necessary repair and maintenance to the Tooling is included in such amount. In addition to the requirements set forth in Section
7.2 of this SBP, the Seller shall comply with the applicable Terms and Conditions as set forth in SBP Section 2.3 for the Boeing location issuing the Order. Invoices received with incorrect, improperly prepared or incomplete certified tool lists will be returned for correction prior to payment. Invoices shall be dated concurrent with, or subsequent to, shipment of the Products. No repair, replacement, maintenance or rework of such Tooling shall be performed without Boeing's prior written consent. Boeing shall notify Seller of any action required for discrepant Tooling.

13.3.2    Boeing Furnished Tooling

In the event Boeing furnishes Tooling to Seller, Seller shall comply with the applicable Terms and Conditions as set forth in SBP Section 2.3 for the Boeing location furnishing the Tooling. No repair, replacement, maintenance or rework of such Tooling shall be performed without Boeing's prior written consent. Boeing shall notify Seller of any action required for discrepant Tooling.

13.4      Pricing of Boeing's Supporting Requirements

Any Products required to assist Boeing's supporting requirements, including but not limited to requirements for color and appearance samples, Boeing-owned simulators, test requirements, factory support, flight test spares will be provided for not more than the applicable price as set forth in Attachment 1.

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13.5      Pricing of Requirements for Modification or Retrofit

Any Products required by Boeing to support a modification or retrofit program shall be provided for not more than the applicable price as set forth in Attachment 1.

13.6      Pricing of Similar Products

New Products ordered by Boeing that are similar to or within Product families of Products currently being manufactured by Seller shall be priced using the same methodology or basis as that used to price the existing Product(s).

14.0      STATUS REPORTS/REVIEWS

When requested by Boeing, Seller shall update and submit, as a minimum, monthly status reports or data requested by Boeing using a method mutually agreed upon by Boeing and Seller. Boeing has the right to impose more frequent reporting on Seller to achieve program objectives.

When requested by Boeing, Seller shall provide to Boeing a manufacturing milestone chart identifying the major purchasing, planning and manufacturing operations for the applicable Product(s).

Program reviews will be held at Seller's facility or Boeing's facilities as requested by Boeing. The topics of these reviews may include raw material and component part status, manufacturing status, production status, Seller's current and future capacity assessments, Boeing supplied components, inventory, Boeing's requirements, changes, forecasts and other issues pertinent to Seller's performance under this SBP. Reviews will allow formal presentations and discussion of status reports as set forth above.

15.0      INTERNATIONAL COOPERATION

15.1      Market Access and Sales Support

Seller agrees to work with Boeing to develop a contracting strategy which supports Boeing's market access and international business strategy. Boeing and Seller agree to work together to identify countries where Seller may subcontract in support of Boeing's market access and international business strategy. With respect to work covered by this SBP, and if directed by Boeing, Seller agrees to procure from subcontractors, in countries selected by Boeing, goods and services with a value to be determined by Boeing after coordination with Seller. Such direction may occur at any time during the performance of this SBP. Although not required to do so, Seller may satisfy such obligation through purchases not related to this SBP. If Seller is directed by Boeing to subcontract any part of its Product(s) and Seller anticipates an increase or decrease to the price for such Product(s) as a result of such direction, Seller shall immediately notify Boeing in writing. If there is a cost impact, Boeing shall respond within thirty
(30) days on whether Seller is to proceed.

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15.2      Offset Assistance

Seller shall use its best reasonable efforts to cooperate with Boeing in the fulfillment of any non-United States offset program obligation that Boeing may have accepted as a condition of the sale of a Boeing product. In the event Seller is either directed by Boeing, or on its own solicits bids and/or proposals for, or procures or offers to procure any goods or services relating to the work covered by this SBP from any source outside of the United States, Boeing shall be entitled, to the exclusion of all others, to all industrial benefits and other "offset" credits which may result from such solicitations, procurements or offers to procure. Seller shall take any actions that may be required on its part to assure that Boeing receives such credits. Seller shall report to Boeing any such procurement activity if and when required by Boeing. If Seller is directed by Boeing to subcontract any part of its Product(s) to a country in which Boeing has an offset obligation, an equitable price adjustment, increase or decrease, for Seller's costs and expenses will be considered by Boeing.

16.0      BOEING FURNISHED MATERIAL/SUPPLIER BANKED MATERIAL

Material, including but not limited to raw material, standards, detail components and assemblies, furnished to Seller by Boeing shall be administered in accordance with a Bonded Stores Agreement between Boeing and Seller.

Seller shall provide Boeing with required on-dock dates for all material. Seller's notice shall provide Boeing with sufficient time to competitively acquire the material if, in its sole and absolute discretion, it desires to do so.

17.0      PARTICIPATION

17.1      Other Boeing Entities

Seller agrees that any Boeing division or Boeing subsidiary ("Boeing Entity") not specifically included in this SBP may, by issuing a purchase order, work order, or other release document, place orders under this SBP during the term hereof or any written extension thereof, under the terms, conditions and pricing specified by this SBP. Seller agrees that the prices set forth herein may be disclosed by Boeing on a confidential basis to Boeing entities wishing to invoke this Section 17.1. Seller shall notify the Boeing Procurement Representative named in the Notice section of this SBP of Boeing Entities not specifically referenced herein who frequently use this SBP.

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17.2      Boeing Subcontractors/Suppliers

Seller agrees that any subcontractor or supplier performing work for a Boeing Entity, including but not limited to inventory management, (hereinafter referred to as "Boeing Subcontractor") may issue an order or contract with Seller independent of this SBP. Seller agrees to sell Products or support a schedule and or a quantity change to such Boeing Subcontractor for its use in its contracts with Boeing at the prices set forth herein or at a price that reflects the pricing methodology used under this SBP. Boeing assumes no obligation, including payment obligation, with respect to such independent contract. Seller agrees that the prices set forth herein may be disclosed by Boeing on a confidential basis to any Boeing Subcontractor wishing to invoke this Section
17.2. Seller may request written verification from the Boeing Subcontractor that the Products ordered pursuant to the authority of this SBP support Boeing requirements. Seller shall periodically inform the Boeing Procurement Representative of each such request invoking this participation right.

17.3      Notification of Contract

In the event a purchaser known by Seller to be a Boeing Entity or Boeing Subcontractor places an order for supplies or services covered by this SBP but fails to reference this SBP or otherwise seek the prices established by this SBP, Seller shall notify such purchaser of the existence of this SBP and the prices established hereunder and shall offer such prices to such purchaser.

17.4      Notification of Price Reductions

If Seller is awarded an additional order or contract by another Boeing Entity that results in any price less than that established under this SBP, Seller agrees to immediately notify the Boeing Procurement Representative of said price reductions and shall extend all such price reductions to this SBP.

18.0      INVENTORY AT CONTRACT COMPLETION

Subsequent to Seller's last delivery of Product(s), Products which contain, convey, embody or were manufactured in accordance with or by reference to Boeing's Proprietary Materials including but not limited to finished goods, work-in-process and detail components (hereafter "Inventory") which are in excess of Order quantity shall be made available to Boeing for purchase. In the event Boeing, in its sole discretion, elects not to purchase the Inventory, Seller may scrap the Inventory. Prior to scrapping the Inventory, Seller shall mutilate or render it unusable. Seller shall maintain, pursuant to their quality assurance system, records certifying destruction of the applicable Inventory. Said certification shall state the method and date of mutilation and destruction of the subject Inventory. Boeing or applicable regulatory agencies shall have the right to review and inspect these records at any time it deems necessary. In the event Seller elects to maintain the Inventory, Seller shall maintain accountability for the inventory and Seller shall not sell or provide the Inventory to any third party without prior specific written authorization from Boeing. Failure to comply with these requirements shall be a material breach and grounds for default pursuant to GTA

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                               [LOGO OF BOEING]

Section 13.0. Nothing in this Section 18.0 prohibits Seller from making legal sales directly to the United States of America Government.


19.0      OWNERSHIP OF INTELLECTUAL PROPERTY

19.1      Technical Work Product

NOT APPLICABLE

19.2      Inventions and Patents

NOT APPLICABLE

19.3      Works of Authorship and Copyrights

NOT APPLICABLE

19.4      Pre-Existing Inventions and Works of Authorship

NOT APPLICABLE

19.5      Inapplicability

NOT APPLICABLE

20.0      ADMINISTRATIVE AGREEMENTS

NOT APPLICABLE

21.0      GUARANTEED WEIGHT REQUIREMENTS

NOT APPLICABLE

22.0      SELLER DATA REQUIREMENTS

NOT APPLICABLE

23.0      DEFERRED PAYMENT

NOT APPLICABLE

24.0      SOFTWARE PROPRIETARY INFORMATION RIGHTS

NOT APPLICABLE

25.0      CONFIGURATION CONTROL

NOT APPLICABLE

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26.0      INFRINGEMENT

Seller will indemnify, defend, and hold harmless Boeing and its Customers from all claims, suits, actions, awards (including, but not limited to, awards based on intentional infringement of patents known to Seller at the time of such infringement, exceeding actual damages, and/or including attorneys' fees and/or costs), liabilities, damages, costs and attorneys' fees related to the actual or alleged infringement of any United States or foreign intellectual property right (including, but not limited to, any right in a patent, copyright, industrial design or semiconductor mask work, or based on misappropriation or wrongful use of information or documents) and arising out of the manufacture, sale or use of Products by either Boeing or its Customers. Boeing and/or its Customers will duly notify Seller of any such claim, suit or action; and Seller will, at its own expense, fully defend such claim, suit or action on behalf of Boeing and/or its Customers. Seller shall have no obligation under this Section 26.0 with regard to any infringement arising from: (i) Seller's compliance with formal specifications issued by Boeing where infringement could not be avoided in complying with such specifications or (ii) use or sale of Products in combination with other items when such infringement would not have occurred from the use or sale of those Products solely for the purpose for which they were designed or sold by Seller. For purposes of this Section 26.0 only, the term Customer shall not include the United States Government; and the term Boeing shall include The Boeing Company and all Boeing subsidiaries and all officers, agents, and employees of Boeing or any Boeing subsidiary.

27.0      RAW MATERIAL PROGRAM

During the term of this SBP, Seller shall procure from Boeing (or its designated service provider who will act on behalf of Boeing) all raw material of the commodity type specified on the Exhibit entitled "Commodity Listing and Terms of Sale" (Attachment 8) necessary to support any Order issued pursuant to this Agreement. From time to time, Boeing may amend the Exhibit entitled "Commodity Listing and Terms of Sale" by adding or deleting commodity types. Any such amendment, or revisions to the raw material pricing, shall be subject to adjustment under GTA section 10.1 (Changes), provided that Seller shall take no action to terminate its existing supply agreements when such termination would result in an assertion for an adjustment until the Seller has received approval from Boeing. The provision of any raw material by Boeing to Seller shall be according to Boeing's standard terms of sale, the text of which is included in the Exhibit entitled "Commodity Listing and Terms of Sale". Boeing shall advise Seller of any designated service provider to be used at the time the Order is issued. Upon request by Boeing, Seller must provide to Boeing documentation (e.g., packing slips, invoices) showing Seller's full compliance with the obligations under this Section.

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EXECUTED in duplicate as of the date and year first set forth above by the duly authorized representatives of the parties.

BOEING                                      SELLER

THE BOEING COMPANY                          Pacific Aerospace & Electronics, Inc
By and Through its Group                    U.S. Aerospace Group
Boeing Commercial Airplane Group            European Aerospace Group




/s/ Bonnie Frederick                        /s/ Werner Hafelfinger
--------------------                        ----------------------

Name: Bonnie Frederick                      Name: Werner Hafelfinger
Title: Prime Procurement Agent              Title: Vice President Operations
Date:  12/20/99                             Date:  12/20/99




                                                 [GRAPHIC OMITTED]

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                                                                 ATTACHMENT 1 TO
                                                     SPECIAL BUSINESS PROVISIONS

                          WORK STATEMENT AND PRICING
                          --------------------------

FOR PURPOSES OF Section 10.0 of this SBP, Boeing shall be defined as the following organizations, divisions, groups or entities:

           BCAG Materiel Division, The Boeing Company, Seattle, WA BCAG Materiel Division, The Boeing Company, Wichita, KS)

The price for Products to be delivered on or before December 31, 2004, except as otherwise noted below, will be as follows:
--------------------------------------------------------------------------------
Part Number    Model      Nomenclature     Unit Price    SBP 10.0 F       ROLT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            VARIABLE DATA REQUIRED
                          DEPENDING UPON ORGANIZATION


                       _________________________________

         Confidential material, consisting of 49 pages, has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.

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                                                                ATTACHMENT 1A TO
                                                     SPECIAL BUSINESS PROVISIONS


                       CONTINUOUS COST IMPROVEMENT GOALS
                       ---------------------------------

                               (Section 12.6.1)
                                --------------

         Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.

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                                                                   ATTACHMENT 1B

WICHITA SOW

         Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.

                                       28
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                                                                   ATTACHMENT 1C

AUBURN - AEROMET AMERICA CASTING DIVISION

                                                      Range for         Range for
Part Number       Model          Nomenclature         Unit Price        Unit Price (2)
----------------------------------------------------------------------------------------
*                 *              *                    *                 *
*                 *              *                    *                 *
*                 *              *                    *                 *
*                 *              *                    *                 *
*                 *              *                    *                 *
*                 *              *                    *                 *
*                 *              *                    *                 *
*                 *              *                    *                 *(1)
*                 *              *                    *                 *(1)


(1) The pricing may be adjusted for quantity, this will be verified by Boeing and PA&E
(2) Unit Price based on Quantity ordered


--------------------
         *Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.

                                       29
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                                                                   ATTACHMENT 1D

                             TMX Baseline Pricing

         Confidential material, consisting of 32 pages, has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.

                                       30
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                                                                   ATTACHMENT 1E
                                                                          Page 1

                                 GROUND RULES


1. PA&E, Machining Division, will * individual * on the total Statement of Work (as originally cited in Attachment 1 and amended for new work every year) yet to be delivered, by *, that when added to the existing SOW, exceeds $*. For each additional incremental * of new work added per year, the SOW will be * by * as summarized by the chart on page 2.

     1.1 "New work" is defined as new part numbers (excluding part number rolls) and/or subassemblies to be supplied to Commercial Aircraft locations, for any "in productions" model of airplane. It does not include any other work for Boeing, including (but not limited to) BAS, Boeing North American, C-17, Customer Support, Defense & Space.

     1.2 At the end of October of each year, the parties will review the value of all new work added to the contract since the previous review. The value of the new work plus the value of all existing direct commercial statement of work established at $* sets the first threshold. Each time the estimated cumulative value of this new work, as established by projected deliverables for the year, exceeds the first threshold of $* for new work and $* thereafter, * on the total statement of work yet to be delivered *. If the value of the existing SOW does not reach the $* threshold, additional new work will be required to trigger *. If the value of the existing SOW exceeds the $* threshold, the value of the additional new work will be * to meet the target thresholds that trigger *. The effective date for implementing any * will be January 1, of the following year. Boeing and PA&E will maintain a record of contract awards and their estimated annual values and estimated start dates. PA&E will notify Puget Sound and Wichita Procurement Agents (PA's) of each contract award.

     1.3 In the event that Boeing removes any part numbers, either baseline or new, this agreement will be applied conversely and the * of the total remaining Statement of Work will be * accordingly. However, * will not exceed their original *, net of *, or as otherwise mutually agreed to by parties. This does not negate any clauses in General Terms Agreement (GTA) or Special Business Provision (SBP).

2. * in this agreement is inclusive of all * that result from the "Boeing/TMX" raw material strategy which is estimated to be *%. PA & E has incorporated these * as existing supply contracts expire. PA & E recognizes Boeing's need to identify these * and will provide the * data as part of Cost and Performance Reviews.


_______________

     *Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.

                                       31
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                                                                   ATTACHMENT 1E
                                                                          Page 2

     New Work Spreadsheet

                     Year              Year              Year              Year              Year
                     2000              2001              2002              2003              2004              *
                   ------------------------------------------------------------------------------------------
Annual Shipments     *                 *                 *                 *                 *

New Work per Year    *                 *                 *                 *                 *                 *
                                       *                 *                 *                 *                 *
                                                         *                 *                 *                 *
                                                                           *                 *                 *
                                                                                             *                 *
                                                                                             *                 *
                                                                                             *                 *
                                                                                             *                 *
                                                                                             *                 *



Total Dollars        *                 *                 *                 *                 *
-------------------------------------------------------------------------------------------------------------
SAMPLE               *                 *                 *                 *                 *
-------------------------------------------------------------------------------------------------------------

The addition of new work combined with the existing SOW must reach the dollar figure of $* for deliverable parts before * in January of the following year. If this threshold is not reached, this scenario does not apply for the applicable year.

_____________

     *Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.

                                       32

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                                                                   ATTACHMENT 1F

                                 RAW MATERIAL

In the event that TMX is unable to deliver raw material in time for PA&E, Machining Division, the Machining Division may assert for an equitable adjustment under GTA section 10.1 as if the conduct of TMX in causing the delay was that of Boeing. Nothing in this clause shall grant Seller authority to purchase affected raw material from anyone other than TMX unless prior written authorization is obtained from Boeing.

See Attachment ID, which reflects 1997 baseline pricing for parts on their current Statement of Work that use TMX material. If TMX raw material pricing is higher than the prices identified in Attachment 1D them PA&E, Machining Division will be compensated for the difference between the two raw material prices.

                                      33
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                                                                   ATTACHMENT 1G

                                 GROUND RULES

                             U.S. AEROSPACE GROUP
                           EUROPEAN AEROSPACE GROUP

1. PA&E, Casting Divisions, will * on the total Statement of Work (as originally cited in Attachment 1C and amended for new work every year) yet to be delivered by * for each incremental $* of new work added per year.

         1.1 "New work" is defined as new part numbers directly made for The Boeing Company in Puget Sound. Indirect work will not be included.

         1.2 At the end of October of each year, the parties will review the value of all new work added to the contract since the previous review. The effective date for implementing * will be January 1 of the following year. Boeing and PA&E will maintain a record of contract awards, their estimated annual values and estimated start dates. PA&E will notify Puget Sound and Winnipeg Procurement Agent (PA's) of each contract award.

_____________________
         *Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.

                                       34
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                                                                   ATTACHMENT 1H

WINNIPEG - Aeromet International Casting Division

                                                      Unit Prices
Part Number                  Model                    2000-2004
---------------------------------------------------------------
*                            *                        *

*                            *                        *

*                            *                        *

*                            *                        *

*                            *                        *


AUBURN - Aeromet International Casting Division

                                                      Unit Prices
Part Number                  Model                    2000-2004
---------------------------------------------------------------
*                            *                        *
*                            *                        *
*                            *                        *
*                            *                        *
*                            *                        *
*                            *                        *
*                            *                        *
*                            *                        *
*                            *                        *
*                            *                        *
*                            *                        *
*                            *                        *
*                            *                        *
*                            *                        *

*                            *                        *
*                            *                        *

*                            *                        *

______________________
         *Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.

                                       35
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                                                                 ATTACHMENT 2 TO
                                                     SPECIAL BUSINESS PROVISIONS



                       NON-U.S. PROCUREMENT REPORT FORM
                       --------------------------------
                              (Seller to Submit)

                           (Reference Section 15.0)

-------------------------------------------------------------------------------
Seller Name      Country        Commodity/          Bid             Contracted
                                Nomenclature        Dollars         Dollars
-------------------------------------------------------------------------------

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                                                                 ATTACHMENT 3 TO
                                                     SPECIAL BUSINESS PROVISIONS


                               RATES AND FACTORS
                               -----------------
                           (Reference Section 12.2)

The following Rates and Factors will be used on all price change negotiations during the period of performance of this SBP.

         Direct Labor Rate                                      *
         Manufacturing Burden              *                    *
         G&A (Gen. Admin. Expenses)        *                    *
         Profit                            *                    *
                                     ----------------------------
                        Total Rate                              *



______________________
         *Confidential material has been intentionally omitted at this point pursuant to a request for confidential treatment, and such material has been filed separately with the Securities and Exchange Commission.

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                                                                 ATTACHMENT 4 TO
                                                     SPECIAL BUSINESS PROVISIONS



                               BOEING AOG COVERAGE
                               -------------------

(6:00)   NORMAL HOURS BOEING'S MATERIEL REPRESENTATIVE(MATERIEL DIVISION)

                  Approximately 5:30 a.m. - 6:00 p.m.

                  [X]  Performs all functions of procurement process.
                  [X]  Manages formal communication with Seller.

(11:00)  SECOND SHIFT - AOG PROCUREMENT SUPPORT (MATERIEL DIVISION)

                  3:00 p.m. - 11:00 p.m.

                  [X] May place order and assist with commitment and shipping information, working with several suppliers on a priority basis.

                  [X] Provides a communication link between Seller and Boeing.

<040>    24 HOUR AOG SERVICE - AOG CUSTOMER REPRESENTATIVE (CUSTOMER
         SERVICE DIVISION) (206) 662-7200

           [X] Support commitment information particularly with urgent orders.

           [X] Customer Service Representative needs (if available):

                    1.  Part Number
                    2.  Boeing Purchase Order
                    3.  Airline Customer & customer purchase order number
                    4.  Boeing S.I.S. #

If Seller is unable to contact any of the above, please provide AOG/Critical shipping information notification via FAX using Boeing AOG/Critical shipping notification form (Attachment 5).

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                                                                 ATTACHMENT 5 TO
                                                     SPECIAL BUSINESS PROVISIONS


                                    BOEING
                                    ------
                                 AOG/CRITICAL
                                 ------------
                             SHIPPING NOTIFICATION
                             ---------------------
--------------------------------------------------------------------------------
To:  FAX:             (206) 662-7145           Phone:           (206) 662-7200
--------------------------------------------------------------------------------
Procurement Agent                              Phone:
Name:
--------------------------------------------------------------------------------
From:                                          Today's Date:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Part Number:                                   Customer P.O.:
--------------------------------------------------------------------------------
Customer:                                      Ship Date:
--------------------------------------------------------------------------------
Qty Shipped:                                   *SIS Number:
--------------------------------------------------------------------------------
Boeing P.O.:                                   Pack Sheet:
--------------------------------------------------------------------------------
*Airway Bill:                                  or Invoice:
--------------------------------------------------------------------------------
Carrier:                                       *Flight #:
--------------------------------------------------------------------------------
Freight
Forwarder:
--------------------------------------------------------------------------------
*If Applicable



SHIPPED TO:
[X]      (check one)

[_]      Boeing

[_]      Direct Ship to Customer

[_]      Direct Ship to Seller

Remarks:

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                                                                 ATTACHMENT 6 TO
                                                     SPECIAL BUSINESS PROVISIONS



                                   Reserved
                                   --------

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                                                                 ATTACHMENT 7 TO
                                                     SPECIAL BUSINESS PROVISIONS



                                   Reserved
                                   --------

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                                                                 ATTACHMENT 8 TO
                                                     SPECIAL BUSINESS PROVISIONS


                      COMMODITY LISTING AND TERMS OF SALE
                      -----------------------------------
                           (Reference Section 27.0)

                               COMMODITY LISTING
                               -----------------


Aluminum Flat Rolled Products Includes aluminum sheet, aluminum plate, wing plate, and body skins, excluding "soft" aluminum alloys.

Aluminum extrusions, all press size or circle size.

Titanium includes all wrought and un-wrought titanium mill products.

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                                                                 ATTACHMENT 8 TO
                                                     SPECIAL BUSINESS PROVISIONS

                                  TERMS OF SALE
                                  -------------

Parties
-------

The Seller is The Boeing Company, acting through its agent, TMX. The Customer is a Boeing subcontractor, at any tier, who is manufacturing a product in support of a Boeing requirement.

Sales
-----

All materials to be furnished by Seller are to be within the limits and the sizes published by Seller and subject to Seller's standard tolerances for variations. Seller will warrant that all materials to be supplied will conform to the descriptions contained herein and on the face of the purchase order and that Seller will convey good title to any such materials free from any security interest, or other lien or encumbrance held by any other party and unknown to the customer. THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS AND SELLER WILL MAKE NO OTHER EXPRESS OR IMPLIED WARRANTIES EXCEPT AS STATED HEREIN. Seller will not be liable for any incidental or consequential damages for any breach of warranty, express or implied. Seller's liability and the Customer's sole and exclusive remedy will be limited at Seller's option either to (a) return of the materials and repayment of the purchase price, or (b) replacement of nonconforming materials upon return thereof to Seller. The Customer shall be required to notify Seller in writing of any claim of breach of warranty and no materials shall be returned to Seller by the Customer without Seller's consent.

Payment Terms
-------------

The following payment processes will be followed for material sold to Customer by Seller. All payments shall be in United States Dollars.

DEBIT PROCESS
-------------

The debit process will be used in all circumstances where the Customer has an account with the Seller. The amount due is the quantity shipped multiplied by the unit price, plus the price for any value added services. The amount due will be collected by the Seller's applying a debit to the Customer's account. Payment is due on the net thirtieth (30/th/) day from the scheduled delivery date. The debit will be applied to the Seller's account on the payment due date. If the debit amount exceeds the amount outstanding on the Customer's account, the Customer will remit to The Boeing Company the amount due beyond the debit payment due date. The foregoing debit process does not apply to Sellers who are only performing under orders issued by the Tulsa Division of the Boeing Commercial Airplane Group.

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                                                                 ATTACHMENT 8 TO
                                                     SPECIAL BUSINESS PROVISIONS

INVOICE PROCESS
---------------

The invoice process will be used for Customers not currently making direct sales to Boeing; foreign countries governed by MITI laws and regulations (currently Australia, Brazil, China, India, Japan, and Korea), and orders issued by the Tulsa Division of the Boeing Commercial Airplane Group. The amount due is the quantity shipped multiplied by the unit price, plus the price for any value added services. Payment is due on the net thirtieth (30th) day after the date of Seller's invoice, which shall be issued on the day following the date of shipment.

LATE PAYMENT CHARGES
--------------------

Payments due Seller representing undisputed charges for material and services that are not paid within forty-five (45) days after the date of Seller's invoice or within fifteen days after any remittance due to Seller under the debit process will be subject to a late payment charge. Such charge will be computed monthly using an annual rate of interest publicly announced by Citibank N.A. New York, New York, as its prime rate in effect on the fifteenth (15/th/) day of the month, as adjusted month to month, plus two percent (2%). Such rate will be applied on the basis of a 365-day year against the undisputed past due amount, commencing on the forty-sixth (46/th/) day (or 16th day in the debit process) after the invoice date and continuing until payment is received by Boeing.

DEBIT/INVOICE DISPUTE PROCEDURE
-------------------------------

Customer may dispute payment amounts due provided that (1) Customer contacts Seller within 25 days of the date of the debit/ invoice, (2) Customer provides a complete reason as to the dispute. If the action is Seller's to resolve, late payment charges will not be assessed on amounts that are under dispute. Once a dispute has been resolved, payment terms will be net 30 days from the date of resolution.

FAILURE TO PAY
--------------

In the event Customer fails to make payments when due, Seller reserves the right to assert whatever remedies it may have under law, including setoffs against amounts due from Seller to Customer on other contracts. In such an event, Seller may, with respect to future orders, require full payment in advance or otherwise alter the terms of payment specified earlier.

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                                                                 ATTACHMENT 9 TO
                                                     SPECIAL BUSINESS PROVISIONS


                          COST AND PERFORMANCE REVIEWS
                          ----------------------------
                            (Reference Section 11.1)

Cost Performance Reviews (CPR's) will occur on as needed basis (alternating between Seller and Boeing locations unless otherwise agreed) at an agreeable time. The detail of the CPR's will be defined at a later date between Boeing and Seller. When they are defined, this attachment 9 will be updated.

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                                                                ATTACHMENT 10 TO
                                                     SPECIAL BUSINESS PROVISIONS

                         QUALITY ASSURANCE REQUIREMENTS


A10.1             Quality System

All work performed under this SBP shall be in accordance with the following:

   A.    Document D1-9000 Rev A., "Advanced Quality System", Section 1 and
         Section 2 Advance Quality System as amended from time to time, which is incorporated herein and made a part hereof by this reference.

A10.2             Supplemental Quality Requirements

A10.2.1           Use of Boeing Digital Datasets as Authority for Design and/or
                  Inspection

When a supplier receives or uses Boeing digital data as authority for design and/or inspection, then the supplier must comply to the requirements of D6-51991, Quality Assurance Standards Reflecting Digital Product Definition for Boeing Suppliers Using CAD/CAM/CAI Data, or contractual requirements.

A10.2.2           Seller's Inspection Options

The supplier shall perform either 100% inspection or acceptance sampling for receiving inspection. The supplier shall perform 100% inspection, acceptance sampling or statistical process control for in-process inspection or final inspection for each characteristic of a product.

A supplier that performs acceptance sampling shall have a Boeing-approved acceptance sampling plan. The plan shall meet the requirements of Boeing document D1-8007, Approval Guide for Supplier statistical Sampling Plans.

When statistical process control is used as an option for either in-process or final inspection, the supplier must satisfy the requirements of D6-82479, Addendum 1.

In all cases, inspection requirements identified by engineering drawing or specification take precedence over the inspection options described here and in D6-82479, Addendum 1. Boeing reserves the right to require 100% inspection for selected characteristics.

A10.2.3           Supplier Annual Internal Quality Audit

At least annually, the supplier shall conduct an internal audit to ensure compliance to their quality system and the controlling quality assurance document.

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A10.2.4           Changes Affecting Quality Control System

A10.2.4.1         Change in Quality Management Representative

The supplier shall promptly notify Boeing of any changes in the management representative with assigned responsibility and authority for the quality system.

A10.2.4.2         Change in Quality System Procedures

The supplier shall immediately notify Boeing in writing of any change to the quality control system that may affect the inspection, conformity or airworthiness of the product. After the issue of initial Boeing quality system approval, each change to the quality control system is subject to review by Boeing.

The supplier shall include, as part of the written notification of change to the quality control system, a list of changed procedures identified by revision level, a description of the intent of the changes and a signed statement that compliance to the Boeing quality system approval has not been diminished.

A10.2.4.3         Change in Manufacturing Facility Location

The supplier shall immediately notify Boeing in writing of any change to the manufacturing facility location of the contracted part number or assembly.

A10.2.4.4         Language

The supplier shall maintain an English language translation of (1) its quality manual, (2) the operating instructions that implement the quality manual requirements, and (3) an index of all other supplier procedures that contain quality requirements. Boeing may require additional documentation to be translated.

A10.2.5           Quality Assurance Sampling Plan

For Orders issued by Wichita or Tulsa, Seller shall submit a Quality Assurance Sampling Plan to Boeing (less than 100 percent inspection) for all parts with Advanced Technology Assembly (ATA) requirements. Upon Boeing approval and Seller implementation of the Sampling Plan, Seller shall evaluate its internal processes for cost reductions to be shared equitably (as negotiated) between Boeing and Seller under this SBP and any Purchase Contract(s) and Order(s).

Seller and Boeing agree to review cost elements affected by the Sampling Plan, and negotiate a mutually agreeable cost reduction. Said reductions will be incorporated into this agreement as mutually agreed to by both Seller and Buyer.

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A10.2.6           Advanced Technology Assembly Qualification

For Orders issued by Wichita or Tulsa, The Statement of Work and the period of performance under this SBP and any Purchase Contract and/or Order, for all parts with Advanced Technology Assembly (ATA) requirements, is contingent upon Seller obtaining and maintaining ATA qualification for the term of this SBP. Seller's failure to comply with the requirements of its ATA Qualification plan for the term of this SBP will be grounds for cancellation of ATA item requirements pursuant to GTA Section 13.0.

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